January 29, 2009

Board of Directors
Gulf Onshore, Inc.
4310 Wiley Post Road, Ste. 201
Addison, Texas  75001

Re:	Resignation

Dear Sirs:

Please accept this letter of resignation as President and Director of Gulf Onshore, Inc., effective January 29, 2009.

Sincerely,

Earl Moore